UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 21, 2011
Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 St. Charles, Floor 3, New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (504) 525-8299

(Former Name or Form Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K dated September 21, 2011 (the “Original Form 8-K”) filed by BCM Energy Partners, Inc. (the “Company”).  The Amendment amends and restates the Original Form 8-K to describe certain of the agreements originally described in the Original Form 8-K under “Section 1 – Registrant’s Business and Operations, Item 1.01. Entry into a Material Definitive Agreement” to instead be described under “Section 7 – Regulation FD, Item 7.01. Regulation FD Disclosure.”

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2011, the Company entered into a Joint Venture Agreement (“JVA”) with Red Canyon, Inc. (“Red Canyon”) to form BCM Energy Colorado, LLC (“BCMEC”). As a result of this JVA, the Company will control 51% of BCMEC and Red Canyon will control 49% of BCMEC.  The Company will file a copy of the JVA with the Securities and Exchange Commission (the “SEC”) with its next periodic report.

On October 13, 2011, the Company entered into an extension agreement (the “Extension Agreement”) with Drum Oil & Gas, Inc. and Drum Equipment (“Drum Companies”) related to the Gulf/Mitchell Purchase Agreement dated August 17, 2011. In consideration for the extension, the Company paid the Drum Companies $25,000. This extension is for the period ended November 15, 2011. The Company will filed a copy of the Extension Agreement with the SEC with its next periodic report.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(b) Change in Fiscal Year

On September 21, 2011, the Board of Directors of the Company approved a change in the Company’s fiscal year end from May 31 of each calendar year to December 31 of each calendar year, effective as of January 1, 2011. A transition report covering the seven-month period from June 1, 2010 to December 31, 2010 will be filed on Form 10-KT.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

In connection with the JVA with Red Canyon, on September 21, 2001, the Company entered into an Independent Contractor Agreement with Christian Pierce, who will serve as the Vice President of Business Development and President of BCMEC. In consideration for these services, the Company agreed to issue Mr. Pierce 10,000 shares of common stock.

On September 27, 2011, the Company entered into an Independent Contractor Agreement with Bryant Mook. Mr. Mook with serve as Vice President of Engineering and Geology for the Company. In consideration for these services, the Company agreed to issue Mr. Mook 20,000 shares of common stock.

On September 28, 2011, the Company entered into an Independent Contractor Agreement with William Hamm. Mr. Hamm with serve as Vice President of Enhanced Oil Recovery Services for the Company. In consideration for these services, the Company agreed to issue Mr. Hamm 20,000 shares of common stock.

On September 30, 2011, the Company entered into a Memo of Understanding (“MOU”) with Elliptical Oilfield Services, LLC (“Elliptical”). Through the  MOU, Elliptical will provide services, including introductions to sellers of oil and gas properties; introductions to investors, brokers, analysts or bankers or similar parties; access to geological, geophysical, and engineering data associated with acquisition opportunities; and administrative support to the Company. In consideration for these services, the Company agreed to issue 10,000 shares of common stock and 5% of the value of a closed acquisition that was the result of an introduction from Elliptical.

On October 11, 2011, the Company entered into an Engagement Agreement with Starlight Investments, LLC (“SIL”) for financial services, including financial consulting and investment banking services. The Company, pursuant to the Agreement, has engaged SIL on an exclusive basis and a best efforts basis.

On October 19, 2011, the Company entered into a Consulting Agreement (the “Brighton Agreement”) with Brighton Capital, LLC (“Brighton”) to render to the Company certain strategic advisory services, including assisting the Company with its business strategy, acquisition strategy and structure, and capital strategies. The term of the Brighton Agreement is 180 days unless mutually extended by both parties, and it can be terminated by either party upon 30 days’ written notice to the other party. In consideration for its services under the Brighton Agreement, the Board of Directors agreed to issue Brighton 20,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: November 18, 2011	By: /s/ David M. Beach
Name: David M. Beach Title: Chief Executive Officer